[EXHIBIT 10.16]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 21 day of July, 2011, between BRE/US Industrial Properties, L.L.C., a Delaware limited liability company ("Landlord"), and the Tenant named below.

Tenant:	ShoreTel, Inc., a Delaware corporation

Tenant’s Representative,	ShoreTel, Inc.
Address, and Telephone:	960 Stewart Drive
	Sunnyvale, CA 94085
	408-331-3300
	ATTN: General Counsel

Premises:	That portion of the Building, containing approximately 32,872 rentable square feet, as determined by Landlord, commonly known as 38897 Cherry Street, Newark, California 94560, as shown on Exhibit A.

Project:	The project commonly known as Mowry Business Center

Building:	Building # 3
	38897 Cherry St.
	Newark, California 94560

Tenant's Proportionate Share of Project:	6.50%

Tenant's Proportionate Share of Building:	33.66%

Lease Term:	Beginning on the Commencement Date and ending on the last day of the Sixty-fifth (65th) full calendar month thereafter.

Commencement Date:	The later to occur of (i) October 1, 2011 or (ii) the date the Initial Improvements are Substantially Completed (as defined in Addendum 6)

Initial Monthly Base Rent:	See Addendum I

Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Utilities: 2. Common Area Charges: 3. Taxes: 4. Insurance: 5. Management Fee:	n/a $1,115.82 $2,958.18 $506.77 $620.64

Initial Estimated Monthly Operating Expense Payments:	$5,201.41

Initial Monthly Base Rent and Operating Expense Payments:	$5,201.41

Security Deposit:	$50,000.00

Broker:	Jason Ovadia & Bill Fleck – Jones Lang LaSalle Brokerage, Inc.

Addenda:	1. Base Rent Adjustments 2. HVAC Maintenance Contract 3. Move Out Conditions 4. Cancellation Option 5. Two Renewal Options at Market 6. Construction (Turnkey)

Exhibits:	A. Site Plan B. Floor Plan B-1. Demo Plan B-2 Proposed Floor Plan C. Sign Criteria D. Customer Finish Standards E. Form of Subordination, Non-disturbance and Attornment Agreement

1.              Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2.              Acceptance of Premises. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

3.              Use. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but specifically excluding retail selling) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent (which shall not be unreasonably withheld or delayed), Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent; provided, however, Tenant shall have the right to park operable vehicles and trailers overnight at the truck loading docks and designated truck and trailer parking areas for the Premises and operable automobiles in the designated automobile parking areas, and further provided there is no interference with the access of other tenants to the Building and Project parking lots and truck courts. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Landlord hereby represents and warrants that the Premises are or shall be compliant with the Legal Requirements as of the Commencement Date. The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

4.              Base Rent. Tenant shall pay Base Rent in the amount set forth in Addendum 1. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by check, or by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Eastern Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of Operating Expenses beyond 5 days after the due date thereof, and after notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to 8 percent of such delinquent sum. Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord's remedies in any manner.

5.              Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

6.              Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, non-structural components of the roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 60 days after demand, and if more, Landlord shall refund any such excess within 30 days following the termination of the Lease Term or any extension terms thereof, provided that Tenant is not in default of its obligations under this Lease. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7.              Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider in the event Landlord reasonably determines that Tenant’s use of such jointly metered utility materially exceeds the use of such jointly metered utility by other tenants in the Building. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

8.              Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant or results from any Tenant-Made Alterations (defined below), then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9.              Insurance. Landlord shall maintain all risk or special form property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project, subject to customary deductibles. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including but not limited to, rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the total insurance cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term the following insurance, at Tenant’s sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000; and in the event property of Tenant’s invitees or customers are kept in, or about the, Premises, Tenant shall maintain warehouser’s legal liability or bailee customers insurance for the full value of the property of such invitees or customers as determined by the warehouse contract between Tenant and its customer; (2) all risk or special form property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant; (3) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute and shall include a waiver of subrogation in favor of Landlord; (4) employers liability insurance of at least $1,000,000, and (5) business automobile liability insurance having a combined single limit of not less than $2,000,000 per occurrence insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or nonowned automobiles. Any company writing any of Tenant’s insurance shall have an A.M. Best rating of not less than A-VIII and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). All commercial general liability and, if applicable, warehouser’s legal liability or bailee customers insurance policies shall name Tenant as a named insured and Landlord, its property manager, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. Tenant shall provide Landlord with certificates of such insurance as required under this Lease prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter upon renewals at least 15 days prior to the expiration of the insurance coverage. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this section have been met, and failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall: (a) immediately deliver notice to Landlord that such insurance has been, or is to be, cancelled, (b) shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur, and (c) shall deliver to Landlord a certificate of insurance for such policy.

The all risk or special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors , employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk or special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Tenant and its agents, employees and contractors shall not be liable for, and Landlord hereby waives all claims against such parties for losses resulting from an interruption of Landlord’s business, or any person claiming through Landlord, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its agents, employees or contractors. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for losses resulting from an interruption of Tenant’s business, or any person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10.            Landlord's Repairs. Landlord shall repair, at its expense and without pass through as an Operating Expense, the structural soundness of the roof (which does not include the roof membrane), the structural soundness of the foundation, and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

11.            Tenant's Repairs. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term, provided in all events Landlord shall complete such capital repairs and such capital expenditures shall be fully amortized in accordance with the Formula (defined hereafter) and reimbursed to Landlord over the remainder of the Lease Term, without regard to any extension or renewal option not then exercised. The "Formula" shall mean that number, the numerator of which shall be the number of months of the Lease Term remaining after such capital expenditures, and the denominator of which shall be the amortization period (in months) equal to the useful life of such repair or replacement multiplied by the cost of such capital expenditure or repair. Landlord shall pay for such capital expenditures and repairs and Tenant shall reimburse Landlord for its amortized share of same (determined as hereinabove set forth) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses. In the event Tenant extends the Lease Term either by way of an option or negotiated extension, such reimbursement by Tenant shall continue as provided above until such amortization period has expired. Heating, ventilation and air conditioning systems and other mechanical and building systems exclusively serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord, in which case the costs of such contracts entered into by Landlord shall be included as an Operating Expense. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12.            Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent (which shall not be unreasonably withheld or delayed). Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable, actual out-of-pocket costs paid to third parties in reviewing plans and specifications and in monitoring construction for non-standard improvements for which Landlord does not have in-house expertise for reviewing the plans and specifications and monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Upon Tenant's written request, Landlord shall provide Tenant, at the time of Tenant's request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall repair any damage caused by the removal of such Tenant-Made Alterations upon surrender of the Premises.

Subject to Landlord’s approval of the plans and specifications related thereto, which approval shall not be unreasonably withheld, and subject to Landlord’s roof rights set forth in Paragraph 37(o), Landlord hereby agrees to permit Tenant to install at its sole cost and expense a heating, ventilation and air conditioning system and an uninterrupted power source generator on the roof of the Building. Upon surrender of the Premises, at Landlord’s election, such Tenant-Made Alterations shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to such Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, racking, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal upon surrender of the Premises.

13.            Signs. Except as set forth on Exhibit C, Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

14.            Parking. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord reasonably determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

15.            Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 30 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 5 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 5 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. A party’s failure to maintain the insurance required by this Lease shall not impair the other party’s rights hereunder. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

Notwithstanding anything contained in the Lease to the contrary, to the extent the damage to the Project is attributable to Tenant, Tenant shall pay to Landlord with respect to any damage to the Project an amount of the commercially reasonable deductible under Landlord's insurance policy, not to exceed $10,000.00, within 30 days after presentment of Landlord's invoice

16.            Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

17.            Assignment and Subletting. Without Landlord's prior written consent, which shall not be unreasonably withheld conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (ii) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; or (iii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request. Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable expenses in connection with any assignment or sublease not to exceed $1,500.00. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof, or Tenant’s written notice of Tenant’s lease rates and terms by which Tenant intends to seek a subtenant or assignee (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue. If Landlord has previously indicated that it will not exercise a recapture right as set forth above, then Landlord shall be bound by that decision with respect to the proposed sublease or assignment then being requested.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder equal to 50% of all such excess rental (after deducting Tenant’s reasonable, out-of-pocket costs to sublease) and 50% of other excess consideration within 10 days following receipt thereof by Tenant; provided in the event of a sublease which is less than 100% of the Premises such excess rental and other consideration shall be applied on a square foot basis.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.            Indemnification. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

Except for the negligence of Tenant, its agents, employees or contractors, and to the extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project or arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Project or due to any other act or omission of Landlord, its assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Landlord's obligations under this Paragraph 18.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.

Notwithstanding the foregoing, this indemnity does not cover claims arising from the presence or release of Hazardous Materials, and Landlord’s indemnification obligations shall be null and void in the event Tenant’s tangible net worth is less than $50 million or Tenant is not a publically traded company.

19.            Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time and upon at least 24-hours prior notice (except in the event of an emergency, in which case such notice shall not be required) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours with at least 24 hours prior notice for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20.            Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.            Surrender. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

22.            Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23.            Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(i)             Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

(ii)            Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)           Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv)           Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured and not subject to vandalism, and (c) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v)            Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi)           Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

(vii)          Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

24.            Landlord's Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

25.            Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.            Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27.            Subordination. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28.            Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

29.            Estoppel Certificates. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

30.            Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

31.            Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.            Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.            Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

34.            Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.            Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.            Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37.            Miscellaneous.            (a)            Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)            If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)            All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at IndCor Properties, Inc. c/o Lease Administration, Two North Riverside Plaza, Suite #1900, Chicago, Illinois 60606 and IndCor Properties, Inc. c/o Charles Sullivan, 7887 East Belleview Avenue, Suite 325, Denver, Colorado 80111. Either party may by notice given aforesaid change its address for all subsequent notices or add an additional party to be copied on all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)            Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e)            In the event of (i) a default by Tenant of its obligations under the Lease, or (ii) a need by Landlord to effectuate a financing transaction or sale of the Building, or (iii) an assignment or subletting of the Lease by Tenant, then at Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(f)            Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g)            The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)            The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)            Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)            Any amount not paid by Tenant within 5 days after notice from Landlord to Tenant that such payment was due (provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period) shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)            Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)            Time is of the essence as to the performance of Tenant's and Landlord’s obligations under this Lease.

(m)            All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n)            In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney's fees, filing fees, and court costs.

(o)            Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or subject Tenant to additional costs), without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building.

(p)            This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease.

38.            Landlord's Lien/Security Interest. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant's property situated in, or upon, or used in connection with the Premises (except merchandise sold in the ordinary course of business) as security for all of Tenant's obligations hereunder, including, without limitation, the obligation to pay rent. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Paragraph and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. In order to perfect such security interest, Tenant shall execute such financing statements and file the same at Tenant's expense at the state and county Uniform Commercial Code filing offices as often as Landlord in its discretion shall require; and Tenant hereby irrevocably appoints Landlord its agent for the purpose of executing and filing such financing statements on Tenant's behalf as Landlord shall deem necessary.

39.            Limitation of Liability of Trustees, Shareholders, and Officers of Landlord. Any obligation or liability whatsoever of Landlord, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

40.            Early Occupancy. Landlord shall allow Tenant access to the Premises on September 1, 2011 to prepare the Premises for the commencement of Tenant’s normal business operations, subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises. Access and occupancy will be coordinated with Landlord's contractor so as not to interfere with or impede completion of the initial tenant improvements at the Premises. During such period prior to the Commencement Date, Tenant shall be bound by its obligations under the Lease, but shall not be obligated to pay the monthly Base Rent or any other charges payable by Tenant to Landlord as set forth in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

BRE/US Industrial Properties, L.L.C., a Delaware limited liability company

By:	/s/ Ava M. Hahn	By:	/s/ Charles Sullivan
Name:	Ava M. Hahn	Name:	Charles Sullivan
Title:	VP, General Counsel	Title:	Vice President

Address:		Address:

960 Stewart Dr.		7887 East Belleview Avenue, Suite 325
Sunnyvale, CA 94085		Denver, Colorado 80111

Rules and Regulations

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.
Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project without Landlord’s prior written consent which shall not be unreasonably withheld or delayed.

3.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.
If Tenant desires telegraphic, telephonic or other electric connections into the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced into the Premises; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6.
Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.
Parking any type of recreational vehicles is specifically prohibited on or about the Project. Further, parking any type of trucks, trailers or other vehicles in the Building is specifically prohibited. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or in the Lease.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.
Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.
Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.	Tenant shall not permit storage outside the Premises, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.	No auction, public or private, will be permitted on the Premises or the Project.

15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.
The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.
Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.
Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20.	Tenant shall not permit smoking in the office areas of the Premises.

21.	No racking or storage shall occur within 12-inches of demising walls, office and warehouse separation walls, exterior walls, and columns.

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED _________________, 2011 BETWEEN

BRE/US Industrial Properties, L.L.C.
and
ShoreTel, Inc.

Base Rent shall equal the following amounts for the respective periods set forth below:

Period			Monthly Base Rent

Month 1	through	Month 4.5	$0.00*

Month 4.5	through	Month 5	$8,053.64

Month 6	through	Month 17	$16,107.28

Month 18	through	Month 29	$16,590.50

Month 30	through	Month 41	$17,088.21

Month 42	through	Month 53	$17,600.86

Month 54	through	Month 65	$18,128.89

*Tenant shall be responsible for Operating Expenses during free rent period.

ADDENDUM 2

HVAC MAINTENANCE CONTRACT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED _________________, 2011 BETWEEN

BRE/US Industrial Properties, L.L.C.
and
ShoreTel, Inc.

Paragraph 11, captioned "TENANT REPAIRS," is revised to include the following:

Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord requires a qualified HVAC contractor perform this work. A certificate must be provided to the Landlord upon occupancy of the leased Premises.

The service contract must become effective within thirty (30) days of occupancy, and service visits shall be performed on a quarterly basis. Landlord suggests that Tenant send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

1.	Adjust belt tension;
2.	Lubricate all moving parts, as necessary;
3.	Inspect and adjust all temperature and safety controls;
4.	Check refrigeration system for leaks and operation;
5.	Check refrigeration system for moisture;
6.	Inspect compressor oil level and crank case heaters;
7.	Check head pressure, suction pressure and oil pressure;
8.	Inspect air filters and replace when necessary;
9.	Check space conditions;
10.	Check condensate drains and drain pans and clean, if necessary;
11.	Inspect and adjust all valves;
12.	Check and adjust dampers;
13.	Run machine through complete cycle.

ADDENDUM 3

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED _________________, 2011 BETWEEN

BRE/US Industrial Properties, L.L.C.
and
ShoreTel, Inc.

With respect to Paragraph 21 of the Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear, casualty loss, and condemnation covered by Paragraphs 15 and 16 excepted. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1.	All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2.
All truck doors and dock levelers shall be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the building standard.

3.	All structural steel columns in the warehouse and office shall be inspected for damage. Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4.
Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.	All holes in the sheetrock walls should be repaired prior to move-out.

6.
The carpets and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7.	Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

8.
The warehouse should be in a clean condition with all inventory and racking removed and the warehouse floor mechanically cleaned if necessary. There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched. If machinery/equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9.	All exterior windows with cracks or breakage should be replaced.

10.	The Tenant shall provide to Landlord the keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11.
Items that have been added by the Tenant and affixed to the Building will remain the property of Landlord, unless agreed otherwise. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Please note that if modifications have been made to the Premises, such as the addition of office areas, Landlord retains the right to have the Tenant remove any Tenant-Made Alterations at Tenant’s expense. Notwithstanding the foregoing, in the event of any conflict between this provision and Paragraph 12 (Tenant-Made Alterations) of this Lease, Paragraph 12 shall control.

12.	All electrical systems should be in good working order, including the water heater. Faucets and toilets should not leak.

13.	All plumbing fixtures should be in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

14.	All dock bumpers must be left in place and well secured.

ADDENDUM 4

CANCELLATION OPTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED _________________, 2011 BETWEEN

BRE/US Industrial Properties, L.L.C.
and
ShoreTel, Inc.

Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default, Tenant shall have the right at any time on or before August 31st, 2014 to send Landlord written notice (the "Termination Notice") that Tenant has elected to terminate this Lease effective on March 1st, 2015.

If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord $175,000.00 contemporaneously with Tenant's delivery of the Termination Notice to Landlord. Such amount is consideration for Tenant's option to terminate and shall not be applied to rent or any other obligation of Tenant. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination.

ADDENDUM 5

TWO RENEWAL OPTIONS
(BASEBALL ARBITRATION)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED _________________, 2011 BETWEEN

BRE/US Industrial Properties, L.L.C.
and
ShoreTel, Inc.

(a)            Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (x) Tenant or a Tenant Affiliate is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "First Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the First Extension Term"). Tenant shall give Landlord notice (hereinafter called the "First Extension Notice") of its election to extend the term of the Lease Term at least six (6) months, but not more than nine (9) months, prior to the scheduled expiration date of the Lease Term.

(b)            Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "Second Extension Term") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "Commencement Date of the Second Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Second Extension Notice") of its election to extend the term of the Lease Term at least six (6) months, but not more than nine (9) months, prior to the scheduled expiration date of the First Extension Term.

(c)            The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the then Fair Market Rent as defined below.

(d)            The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the then Fair Market Rent as defined below.

(e)            The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the First Extension Term, or Second Extension Term (whichever is applicable) to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to Operating Expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the First Extension Term or Second Extension Term (whichever is applicable). The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such Operating Expenses and other reimbursable items.

(f)             Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole reasonable discretion for the First Extension Term or Second Extension Term (whichever is applicable), and Tenant shall advise Landlord of any objection within 10 business days of receipt of Landlord's notice. Failure to respond within the 10 business day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

(g)            Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (f), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. The cost of the arbitration shall be paid by Tenant if the Fair Market Rent is that proposed by Landlord and by Landlord if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 103 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(h)            The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

(i)             The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the First Extension Term and Second Extension Term without regard to any cap on such expenses set forth in the Lease.

(j)             Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the First Extension Term and the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

(k)            If Tenant does not give the First Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate. If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant's right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.

(l)             Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term or the Second Extension Term. The Premises shall be tendered on the Commencement Date of the First Extension Term and Second Extension Term in "as-is" condition.

(m)           If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

(n)            If Tenant exercises its right to extend the term of the Lease for the First Extension Term or Second Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the First Extension Term or Second Extension Term, as applicable, except as provided in (j) above.

ADDENDUM 6

CONSTRUCTION
(TURNKEY)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED _________________, 2011 BETWEEN

BRE/US Industrial Properties, L.L.C.
and
ShoreTel, Inc.

(a)            Landlord agrees to furnish or perform at Landlord's sole cost and expense those items of construction and those improvements (the "Initial Improvements") specified below and as shown in Exhibit B-1:

1.	Install one (1) 12.5-ton HVAC system in warehouse area.
2.	Demo offices in existing office area. Patch carpet and paint affected areas.
3.	Construct 15’x30’ break room with VCT flooring and 10’ millwork (upper & lower cabinets), including the plumbing and sink.
4.	Drywall and fill openings between 38897 & 38929 Cherry St.
5.	Provide vinyl composition tile flooring with “anti-static” wax in two offices adjacent to warehouse.
6.	Scrape glue in approximately 6’x6’ area in warehouse area adjacent to office area along front glass line.

(b)            If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

(c)            Landlord shall proceed with and complete the construction of the Initial Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed. The Initial Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager) ("Construction Manager"), the Initial Improvements are substantially completed except for punch list items which do not prevent in any material way the use of the Initial Improvements for the purposes for which they were intended. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Initial Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. After the date the Initial Improvements are Substantially Complete Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Initial Improvements. In the event of any dispute as to the Initial Improvements the certificate of the Construction Manager shall be conclusive absent manifest error.

(d)            The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

EXHIBIT A

SITE PLAN

MOWRY BUSINESS CENTER
Building #3

EXHIBIT B

FLOOR PLAN

38897 CHERRY STREET
NEWARK, CA 94560
+/- 32,872 square feet

EXHIBIT B-1

DEMO PLAN

EXHIBIT B-2

PROPOSED FLOOR PLAN

EXHIBIT C

SIGN CRITERIA

MOWRY BUSINESS CENTER

WINDOW IDENTIFICATION SIGNS:

Each Tenant will be allowed one window sign placed either to the left or the right of the entrance door, whichever provides the best visibility.

Company names, logos or symbols will be allowed in this area-color and size to be determined by the Tenant. All other copy in this area except for logos or symbols will be mat white vinyl pressure sensitive letters.

Copy must start at 5' from grade, working down to no more than 3 2' from grade. Sign layout including copy, sizes and color must be approved by the building management. Management reserves the right to deny any copy or color it considers unsuitable.

One security decal only may be applied to the front door glass in the lower corner if the Tenant so desires. All exterior alarm bells are to be mounted to the rear of the building only.

DIRECTORY SIGN IDENTIFICATION:

A directory sign has been provided for each building. If only one Tenant occupies an entire building, that Tenant shall be allowed to utilize the entire directory sign area for their pressure sensitive, vinyl letters with a letter height suitable for the area allowed, font type to be determined by the Landlord. A logo is also allowed in the company colors, subject to the approval of the Landlord.

If two (2) Tenants occupy a building, signs shall be shared equally by the number of tenants within the building, utilizing pressure sensitive, vinyl letters with a letter height suitable for the area allowed. A logo in the company colors will be allowed if so desired subject to approval by Landlord. A thin line will divide the areas between tenants.

If three (3) or more tenants occupy the building, the sign shall be shared equally by number of tenants. Signs shall consist of pressure sensitive, matte vinyl lettering, in a color and font to be determined by the Landlord. Directory signs shall list the street number and the company names only, no slogans or symbols allowed.

REAR LOADING SIGNS:

Each Tenant will be allowed to identify its rear door for shipping and receiving purposes. The company name shall be placed on a 36" x 24" aluminum panel adjacent to the rear doors.

Copy shall consist of Tall Tree Green (# ILB6A-Devoe) capital letters only in Helvetica Medium (to match the numbers) or Bembo (to match the directory) style. Company names and logos only are allowed.

Management reserves the right to deny any copy it considers unsuitable. Layout is to be approved by building management. The cost of all lettering and logos will be the responsibility of the Tenant. No other signs are allowed in the windows or doors.

EXHIBIT D

CUSTOMER FINISH STANDARDS

DIVISION 6 WOOD AND PLASTICS

6.1
CABINETS: Furnish and install a coffee bar and/or lunch room base cabinet. The base cabinet(s) shall be plastic laminate by Wilsonart or equal in the manufacturer's standard color. The cabinet(s) shall be 6-'0" long minimum and 34" high with European style hinges and chrome wire pulls U.O.N. Each cabinet shall have one row of drawers over doors.

6.2
COUNTERTOPS: The countertops shall be plastic laminate by Wilsonart or approved equal. The coffee bar tops shall have a square front and top edge with a 4" splash and a radiused inside corner at the backsplash.

6.4	MILLWORK QUALITY: Architectural millwork and cabinetry shall be of a construction quality equal to that of the Architectural Woodwork Institute's (AWI) custom grade for flush overlay construction.

DIVISION 9 FINISHES

9.1
FIRE RATED WALLS: Metal studs with one layer of 5/8" type "X" gypsum board on each side from the floor to the roof deck. The stud size and spacing shall be per the stud manufacturer's tables and local code requirements. Install fire safing between the gypsum board and roof deck U.O.N. Penetrations at one hour walls shall be fire safed or caulked.

9.2
FULL HEIGHT DRYWALL PARTITIONS (including tenant demising walls): Metal studs with one layer of 5/8" type "X" gypsum board on each side from the floor to the roof deck. The stud size and spacing shall be per the stud manufacturer's tables and local code requirements. Drywall installed above an acoustical ceiling shall be firetaped and screws spotted

9.3
OFFICE DRYWALL PARTITIONS: All partitions in areas with ceilings shall be undergrid 3-5/8" or 3-1/2” x 25 GA. metal studs at 24" o.c. with 5/8" fire code type "X" gypsum board on each side. The ceiling grid shall be installed first with walls built to the grid. The intersection of the wall at the grid shall be snug and flush. Install "L" metal trim at the top of the wall. Toilet room perimeter walls shall be built to 6" above grid. Furr perimeter concrete walls and interior columns in office areas to 6" above the grid.

9.4
OFFICE/TOILET RM. WALL/CEILING FINISH: All drywall shall receive a light skip trowel textured wall finish (Portland and Seattle area projects shall receive a smooth finish). The skip trowel texture shall be the size of a quarter dollar coin. The finish shall be mocked-up on a 4'x4' piece of drywall on the jobsite for the owner's approval prior to final application. The toilet and shower room ceilings shall have a skip trowel textured drywall ceiling installed at 8'-0" A.F.F. U.O.N. Walls receiving wallcovering (as a customer upgrade) shall have a smooth finish.

9.5	WAREHOUSE GYPSUM BOARD WALL FINISH: All drywall in the warehouse shall be fire taped only. Spot nails in firetaped areas.
9.8	ACOUSTIC CEILING TILE: Furnish and install 24" x 48" x 5/8" USG Omni non-directional fissured tile or equal, installed at 9'-0" A.F.F., U.O.N. in all office areas except toilet and shower rooms.
9.9
ACOUSTIC CEILING TILE SUSPENSION SYSTEM: Furnish and install Class "A" 15/16" exposed "T" grid system, intermediate duty with 1 1/2" main tee, 1 1/2” cross tee, and 7/8" x 7/8" wall mold as manufactured by Donn or equal. Fire rated grid and tile shall be used where code requires. The grid color shall be white to match the tile exactly.

9.10
CARPET: Carpeting shall be Designweave, Shaw or approved equal, loop graphic, solution dyed 100% nylon, 26 oz. per square yard average yarn weight minimum, 1/10th gauge, color to be selected from manufacturer's standard colors U.O.N. Carpet shall be direct glue down U.O.N.

9.11	CARPET PAD: Only when specified by the customer as an upgrade, shall be a minimum 3/8" thick, 8lb. dense rebound or slab rubber pad.
9.12
VINYL COMPOSITION TILE: Where indicated, furnish and install 1/8" gauge, standard grade, VCT as manufactured by Tarkett or Armstrong. Install VCT in all lunch rooms. No VCT shall be installed in toilet rooms.

9.13	RUBBER BASE: All areas receiving floor covering except the toilet rooms shall have 4" high topset rubber base as manufactured by Burke, Roppe, or Tarkett in a standard color.
9.15	TRANSITION STRIPS: Furnish and install black vinyl transition strips at all changes in flooring material U.O.N.
9.17	CONCRETE FLOOR SEALER: All concrete floor patches shall be resealed to match the existing concrete floor sealer / hardener.
9.18
PAINT: On walls receiving a skip trowelled finish, apply one (1) coat of interior flat latex paint, Fuller O'Brien or equal in a standard light color. Toilet and shower rooms and the wall at the coffee bar shall receive one (1) coat of latex semi-gloss enamel over one (1) coat of PVA sealer. Walls receiving wallcovering shall receive one coat of sealer. Smooth finished walls shall receive two coats of eggshell latex paint. No warehouse areas shall be painted unless requested by the customer as an upgrade.

DIVISION 15 PLUMBING
15.1.6	PLUMBING FIXTURES AND TRIM:
Coffee bar / Lunch Room sink: Elkay, model GECR 1918, stainless steel, with a Delta #100 faucet. If the Lunch Room base cabinet is 8'-0" or longer, use an Elkay model GECR 2521.
Water heater: The water heater shall be A.O. Smith, State or approved equal sized to meet the demand. It shall be located on the warehouse floor in a smitty pan draining into a hub drain with a trap primer. The location shall be as located by the architect or approved by the owner. All plumbing connections shall be made with dielectric unions.

EXHIBIT E

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association
Real Estate Banking Group
375 Park Avenue, 9th Floor
New York, New York 10152
Attn:   Linda Horvath/Loan Administration
Loan No. 1003317

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease To Mortgage)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is made as of [DATE OF DOCUMENTS] by and between [BORROWER NAME] ("Owner"), [NAME OF LESSEE HERE] ("Lessee") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent to the Lenders (defined below) (together with its successor and assigns, "Administrative Agent").

R E C I T A L S

A.
Pursuant to the terms and provisions of a lease dated [DATE OF LEASE HERE] ("Lease"), Owner, as "Lessor", granted to Lessee a leasehold estate in and to[ a portion of] the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

B.	[Said Lease contains provisions and terms granting Lessee an option to purchase the Property (the "Option To Purchase”).]

C.
Owner has executed, or proposes to execute, a mortgage with absolute assignment of leases and rents, security agreement and fixture filing ("Mortgage") securing, among other things, certain promissory notes (collectively, the "Notes") in the principal sum of $[__________], in favor of certain lenders (the “Lenders”), which Notes are payable with interest and upon the terms and conditions described therein ("Loan"). The Loan has been or will be furnished by the Lenders to the Owner pursuant to the terms and conditions of the Loan Agreement by and among the Lenders, Administrative Agent, the Owner and certain of its affiliates (“Loan Agreement”). Administrative Agent has been appointed the agent of the Lenders. The Mortgage is to be recorded concurrently herewith.

D.
As a condition to making the Loan secured by the Mortgage, Administrative Agent and the Lenders require that the Mortgage be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease [and the Option To Purchase] and that the Lessee specifically and unconditionally subordinate the Lease [and the Option To Purchase] to the lien of the Mortgage.

E.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Administrative Agent.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

A.	SUBORDINATION. OWNER AND LESSEE HEREBY AGREE THAT:
1.
Prior Lien. The Mortgage securing the Notes in favor of Administrative Agent on behalf of the Lenders, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Mortgage), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease [and the Option To Purchase]; and

2.
Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease [and the Option To Purchase] to the lien of the Mortgage and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease [and the Option To Purchase], any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease [and the Option To Purchase] to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Administrative Agent and the Lenders, that:

4.
Use of Proceeds. Lenders, in making disbursements pursuant to the Notes, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Administrative Agent or the Lenders represented that they will, see to the application of such proceeds by the person or persons to whom Administrative Agent or the Lenders disburse such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

5.
Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee's right, title and interest in and to the Property to the lien of the Mortgage and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lenders and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

B.	ASSIGNMENT. LESSEE ACKNOWLEDGES AND CONSENTS TO THE ASSIGNMENT OF THE LEASE BY LESSOR IN FAVOR OF ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS.

C.	EsTOPPEL. LESSEE ACKNOWLEDGES AND REPRESENTS THAT:

1.
Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

2.
No Default. To the best of Lessee's knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.
Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and

4.	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state "None") .

d.	ADDITIONAL AGREEMENTS. LESSEE COVENANTS AND AGREES THAT, DURING ALL SUCH TIMES AS ADMINISTRATIVE AGENT IS THE MORTGAGEE UNDER THE MORTGAGE:

1.
Modification, Termination and Cancellation. Without the prior written consent of Administrative Agent, not to be unreasonably withheld, conditioned or delayed, Lessee shall not (A) consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part), other than (1) immaterial amendments, supplements or modifications to the Lease, (2) subject to Administrative Agent’s rights set forth in Section 2 below, terminations of the Lease pursuant to express provisions of the Lease permitting Lessee to terminate the Lease, (3) a termination of the Lease resulting from a default thereunder on the part of Lessee, or (4) renewals, expansions or extensions of the Lease in each case provided that (i) the same does not cause the term of the Lease to exceed 180 months, plus up to two 60-month extensions (or equivalent combination of renewal options), (ii) rental rates thereunder are at least equal to prevailing market terms for the entire term thereof except that rental rates for the aforementioned extension terms shall not be less than 90% of prevailing market rates as of commencement thereof, (iii) any tenant improvement costs or brokerage commissions payable by Owner are consistent with market terms and (iv) the same shall not grant Lessee any purchase option, right of first refusal, right of first offer or expansion right, and (B) except in connection with a termination of the Lease permitted pursuant to this section, make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part);

2.
Notice of Default. Lessee will notify Administrative Agent in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Administrative Agent has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Administrative Agent, if Administrative Agent cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Administrative Agent within such fifteen (15) day period, the commencement of action by Administrative Agent within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

3.	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.
Assignment of Rents. Upon the occurrence of an Event of Default as defined in the Loan Agreement and receipt by Lessee of written notice from Administrative Agent that Administrative Agent has elected to terminate the license granted to Lessor to collect rents, as provided in the Mortgage, and directing the payment of rents by Lessee to Administrative Agent, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Mortgage.

e.
ATTORNMENT. IN THE EVENT OF A FORECLOSURE UNDER THE MORTGAGE, LESSEE AGREES FOR THE BENEFIT OF ADMINISTRATIVE AGENT AND THE LENDERS (INCLUDING FOR THIS PURPOSE ANY TRANSFEREE OF ADMINISTRATIVE AGENT OR THE LENDERS OR ANY TRANSFEREE OF LESSOR'S TITLE IN AND TO THE PROPERTY BY ADMINISTRATIVE AGENT’S OR THE LENDER’S EXERCISE OF THE REMEDY OF SALE BY FORECLOSURE UNDER THE MORTGAGE) AS FOLLOWS:

1.	Payment of Rent. Lessee shall pay to Administrative Agent all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

2.
Continuation of Performance. Lessee shall be bound to Administrative Agent in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Administrative Agent as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor's interest in the Lease and giving written notice thereof to Lessee;

3.
No Offset. Administrative Agent shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Administrative Agent; and

4.
Subsequent Transfer. If Administrative Agent, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor's interest by Administrative Agent, all of such obligations shall terminate as to Administrative Agent.

f.
NON-DISTURBANCE. IN THE EVENT OF A FORECLOSURE UNDER THE MORTGAGE, SO LONG AS THERE SHALL THEN EXIST NO BREACH, DEFAULT, OR EVENT OF DEFAULT ON THE PART OF LESSEE UNDER THE LEASE, ADMINISTRATIVE AGENT AGREES FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS THAT THE LEASEHOLD INTEREST OF LESSEE UNDER THE LEASE SHALL NOT BE EXTINGUISHED OR TERMINATED BY REASON OF SUCH FORECLOSURE, BUT RATHER THE LEASE SHALL CONTINUE IN FULL FORCE AND EFFECT AND ADMINISTRATIVE AGENT SHALL RECOGNIZE AND ACCEPT LESSEE AS TENANT UNDER THE LEASE SUBJECT TO THE TERMS AND PROVISIONS OF THE LEASE EXCEPT AS MODIFIED BY THIS AGREEMENT; PROVIDED, HOWEVER, THAT LESSEE AND ADMINISTRATIVE AGENT AGREE THAT THE FOLLOWING PROVISIONS OF THE LEASE (IF ANY) SHALL NOT BE BINDING ON ADMINISTRATIVE AGENT: ANY OPTION TO PURCHASE WITH RESPECT TO THE PROPERTY; ANY RIGHT OF FIRST REFUSAL WITH RESPECT TO THE PROPERTY; ANY PROVISION REGARDING THE USE OF INSURANCE PROCEEDS OR CONDEMNATION PROCEEDS WITH RESPECT TO THE PROPERTY WHICH IS INCONSISTENT WITH THE TERMS OF THE MORTGAGE.

g.	MISCELLANEOUS.

1.	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

2.
Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

"OWNER"

[BORROWER NAME]
c/o The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154
Attn:   [Andrew Lax]
Tel: [(212) 583-5158]
Fax: [_____________]

with copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Sasan Mehrara, Esq.
Tel: (212) 455-2698
Fax: (212) 455-2502

"ADMINISTRATIVE AGENT"

Wells Fargo Bank, National Association
Minneapolis Loan Center
608 Second Avenue South, 11th Floor
Minneapolis, MN 55402
Attention: Cindy Mayne

with copy to:

Wells Fargo Bank, National Association
Real Estate Banking Group
375 Park Avenue, 9th Floor
New York, NY 10152
Telephone No.: 212-214-8252
Telecopy No.: 212-214-8910

with copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
Attention: John J. McCarthy, Esq.
Telephone No. (212) 468-8241
Telecopy No. (212) 468-7900

"LESSEE"

[NAME OF LESSEE HERE]
[LESSEE'S ADDRESS (STACKED) HERE]
Attn:   [___________________]
Tel: [_____________]
Fax: [_____________]

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

3.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

4.
Remedies Cumulative. All rights of Administrative Agent herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Administrative Agent and Lessor or others; and

5.	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

H.        INCORPORATION. Exhibit A [and Lease Guarantor's Consent are] attached hereto and incorporated herein by this reference.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:
THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

[BORROWING ENTITY]

By:
Name:
Title:

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Name:
Title:

“LESSEE”

[NAME OF LESSEE HERE]

By:
Name:
Title:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

[LEASE GUARANTOR'S CONSENT]

[The undersigned ("Lease Guarantor") consents to the foregoing Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement and the transactions contemplated thereby and reaffirms its obligations under the lease guaranty ("Lease Guaranty") dated [DATE OF LEASE GUARANTY HERE]. Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Lessee's obligations.]

AGREED:

Dated as of: [DATE OF DOCUMENTS]	“LEASE GUARANTOR” [LEASE GUARANTOR BLOCK HERE]

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of [DATE OF DOCUMENTS], executed by [BORROWER NAME], as "Owner", [NAME OF LESSEE HERE], as "Lessee", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender".

[see attached]

STATE OF _______________________
SS
COUNTY OF______________________

The foregoing instrument was acknowledged before me on __________ ___, 201[_], by _____________________, as _____________________ of _____________________, a _____________________, on behalf of _____________________, a _____________________. He is either _____ is personally known to me or _____ presented his _____________ driver's license as identification.

(Notarial Seal)

________________________________________________
Notary Public

Print Name: ______________________________________
State of _______________

My commission expires